UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 22, 2016

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA	92806-2101
(Address of principal executive offices)	(Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 22, 2016, the Company selected Ernie Sibal, age 44, as its Vice President and Chief Financial Officer. Mr. Sibal has been the Company’s Vice President of Real Estate, Construction and Strategy since September 2015. Before that, he was the Company’s Senior Director of Real Estate, Construction and Strategy. Mr. Sibal has been employed by the Company since 2008 and has been instrumental in the restructuring and management of the Company’s real estate portfolio. He has a B.S. in Civil Engineering from Stanford University.
Mr. Sibal replaces Chris Tedford, who resigned as the Company’s Vice President and Interim Chief Financial Officer on April 22, 2016, to pursue other endeavors. Since Mr. Tedford’s resignation was voluntary, he will not be entitled to receive severance benefits from the Company.
Mr. Sibal will report to Gary H. Schoenfeld, the Company’s President and CEO, and will receive a base salary of $300,000 per year. He will be entitled to receive an annual bonus based on the Company’s achievement of a pre-set financial target and his achievement of performance criteria determined by Mr. Schoenfeld. His target bonus will be 35% of his base salary with a maximum bonus opportunity equal to 70% of his base salary. He also will be entitled to participate in the Company’s benefits plans on terms consistent with those applicable to other executives of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 27, 2016

PACIFIC SUNWEAR OF CALIFORNIA, INC.

/s/ CRAIG E. GOSSELIN
Craig E. Gosselin Senior Vice President, General Counsel and Human Resources